EXHIBIT 99.01

LETTER OF INTENT

Between

MASSIVE DYNAMICS INC

And

FROGPAD INC

This Letter of Intent (“LOI”) is made by and between Massive Dynamics Inc., a Nevada corporation (“MSSD”), having its principal place of business located at 527 BayPointe Drive, Newport Beach, CA 92660, and FrogPad, Inc., a Nevada corporation (“FrogPad”), having its principal place of business located at 6231 Audley Street, Houston, TX 77098. MSSD and FrogPad shall hereinafter be collectively referred to as the “Parties” and individually as a “Party”.

Notwithstanding the foregoing, this LOI shall be subject to the due diligence requirements of MSSD. This LOI shall be the non-binding obligation of the parties with respect to the subject matter herein contained until such time as the definitive Merger and Acquisition Agreement (“Agreement”), is executed, at which time such Agreement shall replace this LOI in its entirety. It is contemplated that the Agreement shall contain the provisions of this LOI and other commercially reasonable terms not inconsistent with this LOI.

WHEREAS

FrogPad is the developer and distributor of certain hardware and software products utilized in alternative text-entry systems; and

WHEREAS

FrogPad is the registered holder of multiple patents related to multi-touch interface systems (the “FrogPad Patents”); and

WHEREAS

MSSD is in the business of acquiring and developing cutting edge hardware and software products.

NOW, THEREFORE, the Parties agree as follows:

1.

Sale of Shares; Option Period; Exclusive Marketing Rights; Operating Capital.

1.1.

Sale of Shares.  Subject to all the terms and conditions of the Agreement, MSSD shall acquire 100% of capital stock (the “Control Stock”) of FrogPad from its controlling shareholder, Linda Marroquin (the “Selling Shareholder”).  As consideration for the sale of the Control Stock, the Selling Shareholder shall be issued shares of MSSD common stock per the terms of the Agreement.

1.2.

Option Period.  MSSD shall have exclusive rights to negotiate with FrogPad for 60 days (the “Option Period”) from the date of this LOI. During the Option Period MSSD shall complete its due diligence related to FrogPad and the FrogPad Patents.

1.3.

Exclusive Marketing Rights.  During the Option Period, and any extension thereof, MSSD shall have the exclusive right to market the FrogPad products and technologies.  FrogPad shall have 5 business days from the date of this LOI to disclose to MSSD any and all existing contract or relationships that predate this LOI.

1.4.

Operating Capital.  MSSD shall make available to FrogPad a credit line in the amount of $250,000USD to be utilized to operate the company during the Option Period.  Any funds advanced to FrogPad by MSSD during the Option Period shall be considered short-term loans.  In the event that a final Agreement between the parties is not reached prior to the end of the Option Period any such advances shall become immediately due and payable.

2.

Audited Financials.  No more than 30 days from the date of this LOI FrogPad shall deliver to MSSD audited financial statements for the years ended December 31, 2011 and 2010 and for the interim period from January 1 to September 30, 2012.

3.

Arbitration. Any and all claims or controversies arising out of this LOI shall be submitted to and settled by binding arbitration in accordance with the commercial rules of the American Arbitration Association then in effect, and judgment upon the award rendered in such arbitration may be entered in any court having jurisdiction over the claim or controversy.

4.

Access and Information. FrogPad will provide to MSSD and to MSSD's attorney, accountants, and other representatives full access, during normal business hours throughout the period prior to the date first above written, to all of FrogPad's properties, books, contracts, commitments, and records related to the FrogPad Patents, and has furnished and will continue to furnish such information concerning the affairs of FrogPad as MSSD has or may reasonably request.

5.

Benefit. This LOI shall be binding upon, and inure to the benefit of the respective successors and assigns of the Parties.

6.

Construction. The Parties hereto agree that this LOI shall be construes and enforced in accordance with the laws of the State of Nevada.

7.

Counterparts. A copy or facsimile of this LOI shall be deemed an original.

IN WITNESS WHEREOF, the parties have duly executed this LOI on September 25, 2012.

Massive Dynamics Inc.

FrogPad Inc.

/s/Oscar Hines

/s/Linda Marroquin

By:

Oscar Hines

By:

Linda Marroquin

Chairman and CEO

Sole Officer and Director